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                                                                   EXHIBIT 10.59

                             REMARKETING AGREEMENT


        This REMARKETING AGREEMENT, dated as of May 1, 2001 (the "Agreement"), among Wells Fargo Brokerage Services, LLC (the "Remarketing Agent"), Frequency & Time Systems, Inc., a Delaware corporation (the "Borrower"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee");

                                   WITNESSETH:

        WHEREAS, the Massachusetts Development Finance Agency (the "Issuer") has issued its Industrial Development Revenue Bonds, Frequency & Time Systems Issue, Series 2001 (the "Bonds"), pursuant to a Loan and Trust Agreement dated as of May 1, 2001 (the "Loan Agreement"), among the Issuer, the Borrower and the Trustee, as amended from time to time;

        WHEREAS, the Bonds and Loan Agreement provide, among other things, that the owners of the Bonds (the "Owners") may elect (or may be required) in certain instances to tender their Bonds for purchase upon the terms and conditions contained in the Bonds and the Loan Agreement;

        WHEREAS, pursuant to the provisions of the Loan Agreement, Wells Fargo Brokerage Services, LLC, has been appointed as remarketing agent for the Bonds to perform certain duties, including the use of its best efforts to remarket any Bonds tendered for purchase by the Owners; and

        WHEREAS, Wells Fargo Brokerage Services, LLC, has agreed to accept the duties and responsibilities of the remarketing agent for the Bonds under the Loan Agreement and this Agreement;

        NOW, THEREFORE, for and in consideration of the mutual covenants made herein and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

        Section 1. Definitions.

        (a) Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Loan Agreement.

        (b) "Financing Documents" as such term is used herein includes the Bond Purchase Agreement, the Reimbursement Agreement, the Credit Facility, the Loan Agreement and any other document that has been executed or will be executed in connection with the transactions contemplated by the foregoing documents.

        Section 2. Appointment of Remarketing Agent. Subject to the terms and conditions contained herein, Wells Fargo Brokerage Services, LLC, hereby accepts its appointment as Remarketing Agent for the Bonds. This Remarketing Agreement is the agreement referenced in

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Section 314 of the Loan Agreement. The terms and conditions of the Loan
Agreement relating to the duties and obligations of the Remarketing Agent are incorporated herein by reference.

        Section 3. Responsibilities of Remarketing Agent.

        (a) Subject to the terms and conditions set forth in this Remarketing Agreement, Wells Fargo Brokerage Services, LLC, agrees to perform the duties of the Remarketing Agent set forth in the Loan Agreement.

        (b) Remarketing of Tendered Bonds.

            (i) The Remarketing Agent shall use its best efforts to remarket Bonds to be purchased as described in the Loan Agreement.

            (ii) The Remarketing Agent.

                (A) will, by giving written notice (an "Automatic Suspension Notice") to the Issuer, the Borrower, the Trustee and the Bank, suspend its remarketing efforts immediately upon receipt of notice from the Trustee of the occurrence of an Event of Default under the Loan Agreement, which suspension may continue only so long as the event continues to exist if, in the Remarketing Agent's reasonable judgment, the continuance of the event has a material adverse effect on its ability to remarket the Bonds; and

                (B) may suspend its remarketing efforts immediately upon the occurrence of any of the following events, but only after notice (a "Discretionary Suspension Notice") to the Issuer, the Borrower, the Trustee and the Bank, which suspension will continue only so long as the event continues to exist if, in the Remarketing Agent's reasonable judgment, the continuance of the event has a material adverse effect on its ability to remarket the Bonds:

                   (1) a suspension or material limitation in trading in
               securities generally on the New York Stock Exchange;

                   (2) a general moratorium on commercial banking activities in
               New York is declared by either federal or New York State authorities;

                   (3) the engagement by the United States in hostilities
               resulting in a declaration of war or national emergency, or the occurrence of any other outbreak of hostilities or national or international calamity or crisis, financial or otherwise;

                   (4) the enactment of a federal law, or the rendering of a
               decision by a court of the United States, or the issuance or making of a stop order, ruling, regulation or official statement by, or on behalf of, the United States Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter, in any such case to the effect that, the offering or sale of obligations of the general character of

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               the Bonds, or the remarketing of the Bonds, as contemplated hereby, is or would be in violation of any provision of the Securities Act of 1933, as amended (the "Securities Act") and as then in effect; or the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as then in effect, or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of obligations of the general character of the Bonds, or the Bonds, as contemplated hereby;

                   (5) any event shall occur or information shall become known, which, in the Remarketing Agent's reasonable judgment, makes untrue, incorrect or misleading in any material respect any statement or information contained in the then most current Disclosure Document (defined in Section 6 below) provided to the Remarketing Agent in connection with the performance of its duties hereunder, whether provided pursuant to Section 6 hereof or otherwise, or causes such document to contain an untrue, incorrect or misleading statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                   (6) any governmental authority shall impose, as to the Bonds, or obligations of the general character of the Bonds, any material restrictions not now in force, or increase materially those now in force;

                   (7) any of the material representations and warranties of the
               Borrower made hereunder shall not have been true and correct on the date made; or

                   (8) the Borrower shall fail to observe any of the material covenants or agreements made herein.

        Section 4. Remarketing Agent Not to Act as Underwriter. It is understood and agreed that the Remarketing Agent, in entering into this Remarketing Agreement, is obligated to remarket the Bonds upon consideration of prevailing financial market conditions pursuant to Section 312 of the Loan Agreement. The Remarketing Agent shall not, in fulfilling its obligations hereunder, act as an underwriter for Bonds and is in no way obligated, directly or indirectly, to advance its own funds to purchase Bonds delivered to it pursuant to the Loan Agreement.

        Section 5. Resignation and Removal of Remarketing Agent. The Remarketing Agent may resign or be removed pursuant to the provisions of the Loan Agreement.

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        Section 6. Disclosure Materials.

        (a) General. If the Remarketing Agent determines that it is necessary or desirable to use an official statement, private placement memorandum or other disclosure document with respect to the Bonds (each, including all amendments and supplements thereto, a "Disclosure Document") in connection with its remarketing of the Bonds, the Remarketing Agent will notify the Issuer and the Borrower, and the Borrower, at its expense, will provide the Remarketing Agent with the Disclosure Document satisfactory to the Remarketing Agent and the Issuer and their respective counsel. The Borrower will supply the Remarketing Agent with such number of copies of the Disclosure Document as the Remarketing Agent requests from time to time, and the Borrower will amend the Disclosure Document (and all documents incorporated by reference therein) so that at all times the Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In connection with the use of any Disclosure Document by the Remarketing Agent in its remarketing of the Bonds, the Borrower, at its expense, will furnish to the Remarketing Agent such certificates, accountants' letters and opinions of counsel as the Remarketing Agent reasonably requests. In addition, the Borrower, at its expense, will take all steps reasonably requested by the Remarketing Agent that the Remarketing Agent or its counsel may consider necessary or desirable to (a) register the sale of the Bonds by the Remarketing Agent under any federal or state securities law or qualify the Loan Agreement under the Trust Indenture Act, or (b) enable the Remarketing Agent to establish a "due diligence" defense to any action commenced against the Remarketing Agent in respect of any Disclosure Document.

        (b) Compliance with Rule 15c2-12. In the event the Remarketing Agent is asked to remarket the Bonds in any situation that requires compliance with Rule 15c2-12 of the Exchange Act (the "Rule"):

            (i) the Borrower will provide the Remarketing Agent with a Disclosure Document that the Borrower deems final as of its date (exclusive of pricing and other sales information permitted to be omitted by the Rule), prior to the date the Remarketing Agent bids for, offers or sells any Bonds;

            (ii) the Borrower will provide the Remarketing Agent with such number of copies of any preliminary placement memorandum or other Disclosure Document prepared in connection therewith, as the Remarketing Agent may need to supply at least one copy thereof to each potential customer who requests it;

            (iii) the Borrower shall provide the Remarketing Agent within seven
(7) business days after the interest rate is determined or by the time "money confirmations" are to be sent to customers, whichever is earlier, with a number of copies of the final Disclosure Document adequate to provide at least one copy of such final Disclosure Document to any customer or any potential customer for a period commencing on the date such final Disclosure Document is available and extending for the underwriting period as defined in the Rule (the "Underwriting Period") and, thereafter, for as long as may be required by the Rule. During the Underwriting Period, the Borrower agrees to update, by written supplement or amendment or

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otherwise, the final Disclosure Document such that at all times during such period the final Disclosure Document will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

            (iv) the Borrower will undertake, in a written agreement or contract for the benefit of Owners, to provide the information required by paragraph
(b)(5) of the Rule to the persons or entities and at the times required by paragraph (b)(5) of the Rule.

        (c) Subsequent Events. In the event that there are any additional regulatory requirements, amendments or modifications to the securities laws which are applicable to the Remarketing Agent's performance of its obligations under this Remarketing Agreement, the Borrower shall be required to take all steps reasonably requested by the Remarketing Agent that the Remarketing Agent or its counsel may consider necessary or desirable in order to comply with such additional requirements, as a condition precedent to the Remarketing Agent's performing its obligations hereunder.

        Section 7. Indemnification and Contribution.

        (a) The Borrower agrees to indemnify and hold harmless the Remarketing Agent, and each person, if any, who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act, to the extent permitted under applicable law, against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact with respect to the Borrower, Datum, Inc., or the Project contained in a Disclosure Document provided pursuant to Section 6 hereof or in any amendment or supplement thereto, or caused by any omission or alleged omission to state therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or allegation thereof based upon information furnished in writing to the Borrower by the Remarketing Agent expressly for the use in connection therewith.

        (b) If any action or claim (including any governmental investigation) shall be brought or asserted against the Remarketing Agent or any person so controlling the Remarketing Agent based upon a Disclosure Document, and in respect of which indemnity may be sought from the Borrower, the Remarketing Agent or such controlling person shall promptly notify the Borrower in writing, and the Borrower shall assume the defense thereof, including the employment of counsel and the payment of all expenses. The Remarketing Agent or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Remarketing Agent or such controlling person unless (i) the employment thereof has been specifically authorized by the Borrower, (ii) the Borrower has failed to assume the defense and employ counsel, or (iii) the named parties to any such action (including any impleaded parties) include both the Remarketing Agent or such controlling person and the Borrower, and representation of the Remarketing Agent or such controlling person and the Borrower by counsel representing the Borrower would be inappropriate due to actual or potential differing interests between the Borrower and the other named party (in which case the Borrower shall not have the right to

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assume the defense of such action on behalf of the Remarketing Agent or such controlling person, it being understood, however, that the Borrower shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any point in time for the Remarketing Agent and such controlling persons, which firm shall be designated in writing by the Remarketing Agent). The Borrower shall not be liable for any settlement of any such action effected without its consent, but if settled with the consent of the Borrower or if there is a final judgment for the plaintiff in any such action, the Borrower will indemnify and hold harmless any indemnified person from and against any loss or liability by reason of such settlement or judgment. The Borrower shall not, without the prior written consent of the Remarketing Agent, effect any settlement of any pending or threatened proceeding in respect of which the Remarketing Agent is or could have been a party and indemnity could have been sought hereunder by the Remarketing Agent, unless such settlement includes an unconditional release of the Remarketing Agent from all liability or claims that are the subject matter of such proceeding.

        (c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7(a) hereof is due in accordance with its terms but, for any reason, is held by a court to be unavailable on grounds of policy or otherwise, the Borrower and the Remarketing Agent will contribute to the total losses, claims, damages and liabilities (including legal or other expenses of investigation or defense) to which the Borrower and the Remarketing Agent may be subject in such proportion so that the Remarketing Agent is responsible for that portion represented by the percentage that the fee to be paid to the Remarketing Agent pursuant to Section 8 hereof bears to the principal amount of the Bonds under this Remarketing Agreement and the Borrower is responsible for the balance. In no case, however, will the Remarketing Agent be responsible for any amount in excess of the fee applicable to the Bonds remarketed by the Remarketing Agent under this Remarketing Agreement, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph, each person who controls the Remarketing Agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Remarketing Agent, and those persons who so control the Borrower and each partner of the Borrower will have the same rights to contribution as the Borrower, subject to the foregoing sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph, notify each party from whom contribution may be sought, but the failure to give such notice will not relieve the party from whom contribution may be sought from any obligation it may have to the party entitled to contribution.

        Section 8. Fees and Expenses. For the Remarketing Agent's services under this Remarketing Agreement and the Loan Agreement, the Borrower will pay the Remarketing Agent annually in advance a fee of 1/8 of one percent per annum (.125%) of the aggregate principal amount of Bonds outstanding on the payment date commencing on the Closing Date and on each May 1 thereafter (with an appropriate pro rata adjustment for the period ending April 30, 2002). The Remarketing Agent will give immediate notice to the Trustee of the non-payment of the

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Remarketing Agent's fee on any date on which the fee is due and payable.
If applicable, when Bonds are remarketed in connection with the conversion of the interest rate to another interest rate mode permitted under the Loan Agreement, or in the event that Bonds are remarketed in connection with a purchase of the Bonds by the Trustee in lieu of redemption, the Borrower and the Remarketing Agent will agree on a fee.

        The Borrower will pay all expenses of delivering remarketed Bonds and reimburse the Remarketing Agent for all direct, out-of-pocket expenses incurred by it as Remarketing Agent, including reasonable counsel fees and disbursements.

        Section 9. Representations, Warranties, Covenants and Agreements of the Borrower. The Borrower, by its acceptance hereof, represents, warrants, covenants and agrees with the Remarketing Agent that it:

        (a) is a Delaware corporation duly organized and validly existing under the laws of the State of Delaware, and qualified to do business in the State of Massachusetts, and has full legal right, power and authority to own its properties and to conduct its business as described in the Disclosure Document and to enter into and to carry out and consummate the transactions contemplated by the Financing Documents and the Disclosure Document, and is duly qualified to transact business and are in good standing wherever failure to obtain such qualification and/or standing would have a material adverse effect on the Borrower;

        (b) has full power and authority to take all actions required or permitted to be taken by the Borrower by or under, and to perform and observe the covenants and agreements on its part contained in, this Remarketing Agreement and any other instrument or agreement relating thereto to which the Borrower is a party;

        (c) has, on or before the date hereof, duly taken all action necessary to be taken by it prior to such date to authorize:

            (i) the execution, delivery and performance of this Remarketing Agreement, the Financing Documents to which the Borrower is a party, and any other instrument or agreement that the Borrower is a party to and that have been executed or will be executed in connection with the transactions contemplated by the foregoing documents; and

            (ii) the carrying out, giving effect to, consummation and performance of the transactions and obligations contemplated by the foregoing agreements; and

        (d) will promptly notify the Remarketing Agent by electronic means of any material adverse changes that may affect the remarketing of the Bonds, the disclosure in the then current Disclosure Document prepared pursuant to Section 6 hereof or any fact or circumstance that may constitute, or with the passage of time will constitute, an event of default under the Loan Agreement, any Financing Document, or any other reimbursement agreement or collateral agreement of a Bank.

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        Section 10. Term of Agreement. This Remarketing Agreement shall become effective on the Closing Date and shall continue in full force and effect until the payment in full of the Bonds, the earlier conversion of all Bonds to another interest rate mode, or the Remarketing Agent has been replaced or has resigned.

        Section 11. Governing Law. This Remarketing Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

        Section 12. Dealing in Bonds by the Remarketing Agent. The Remarketing Agent, in its individual capacity, may in good faith buy, sell, own, hold and deal in any of the Bonds, including, without limitation, any Bonds offered and sold by the Remarketing Agent pursuant to this Remarketing Agreement, and may join in any action that any Owner may be entitled to take with like effect as if it did not act in any capacity, either as principal or agent, may also engage in or be interested in any financial or other transaction with the Issuer and may act as depository, trustee, or agent for any committee or body of Owners secured hereby or other obligations of the Issuer as freely as if it did not act in any capacity hereunder.

        Section 13. Intention of Parties. It is the express intention of the parties hereto that any purchase, sale or transfer of any Bonds, as herein provided, shall not constitute or be construed to be the extinguishment of any Bonds or the indebtedness represented thereby or the reissuance of any Bonds.

        Section 14. Conflict. Notwithstanding anything to the contrary that may be contained in this Remarketing Agreement or in the Loan Agreement, in the event of a conflict between the terms of this Remarketing Agreement and the terms of the Loan Agreement, the terms of the Loan Agreement in all such instances shall be controlling.

        Section 15. Notices. Except as otherwise specifically provided in this Remarketing Agreement, all notices, demands and formal actions under this Remarketing Agreement shall be in writing and either (i) hand-delivered, (ii) sent by electronic means, or (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, to:

               The Remarketing Agent:       Wells Fargo Brokerage Services, LLC
                                            MAC: 9303-095
                                            608 Second Avenue South, 9th Floor
                                            Minneapolis, MN  55479-0146
                                            Attention:  Laurie Mount

               The Company:                 Frequency & Time Systems, Inc.
                                            34 Tozer Road
                                            Beverly, MA 01915
                                            Attention:  President

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               The Trustee:                 Wells Fargo Bank Minnesota, National
                                            Association
                                            11000 Broken Land Parkway
                                            Columbia, MD  21044
                                            Attention:  Corporate Trust, Trustee
                                            Administration

The Remarketing Agent, the Borrower and the Trustee may by written notice (an "Address Change Notice") given under this Remarketing Agreement, designate other addresses to which subsequent notices, requests, reports or other communications shall be directed. Notices to other interested parties as are required under the Loan Agreement shall be sent to the respective addresses set forth in the Loan Agreement and in the manner described in the Loan Agreement.

        Section 16.   Miscellaneous.

        (a) This Remarketing Agreement shall inure to the benefit of and be binding only upon the parties hereto and their respective successors and assigns. The terms "successors" and "assigns" shall not include any purchaser of any of the Bonds merely because of such purchase. No Owner or other third party shall have any rights or privileges hereunder.

        (b) All of the representations and warranties of the Borrower and the Remarketing Agent in this Remarketing Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of the Remarketing Agent or the Borrower (ii) the offering and sale of and any payment for any Bonds hereunder or (iii) except for Section 9(d), termination or cancellation of this Remarketing Agreement.

        (c) This Remarketing Agreement and each provision hereof may be amended, changed, waived, discharged or terminated only by an instrument in writing signed by the parties hereto and only with the prior written consent of the Credit Facility Issuer.

        (d) Nothing herein shall be construed to make any party an employee of the other or to establish any fiduciary relationship between the parties except as expressly provided herein.

        (e) If any provision of this Remarketing Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering any other provision or provisions of this Remarketing Agreement invalid, inoperative or unenforceable to any extent whatsoever.

        (f) This Remarketing Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

        17. Severability. This Remarketing Agreement has been entered into by the Borrower, the Remarketing Agent and the Trustee for the benefit of the Owners, and in the event any one or more of the provisions of this Remarketing Agreement shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions of this Remarketing Agreement, and this Remarketing Agreement shall be construed and enforced as if

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such illegal and invalid provisions had not been contained herein so as to continue to provide to the Owners the benefits hereof.




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        IN WITNESS WHEREOF, the Borrower, the Remarketing Agent and the Trustee
have caused this Remarketing Agreement to be executed in their respective corporate names and attested by their duly authorized officers, all as of the date first above written.

                                         WELLS FARGO BROKERAGE SERVICES, LLC, as
                                         Remarketing Agent


                                         By ____________________________________
                                                  Senior Vice President

                                         FREQUENCY & TIME SYSTEMS, INC., a
                                         Delaware corporation


                                         By ____________________________________
                                                        President

                                         WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION


                                         By ____________________________________
                                                Its ____________________________

Consented to by:

MASSACHUSETTS DEVELOPMENT
FINANCE AGENCY


By _______________________________
          Its ____________________

WELLS FARGO BANK, N.A,


By _______________________________
           Its ___________________


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